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                          FOURTH SUPPLEMENTAL INDENTURE


           FOURTH SUPPLEMENTAL INDENTURE, dated as of November 14, 2001, among Archibald Candy Corporation, an Illinois corporation (the "Company"), the guarantors signatory hereto (the "Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

           WHEREAS, the Company has duly issued its 10 1/4% Senior Secured Notes Due 2004 (the "Notes"), in the aggregate principal amount of $170,000,000 pursuant to an Indenture between the Company and the Trustee, dated as of July 2, 1997, as amended by the First Supplemental Indenture, dated as of December 7, 1998, among the Company, the guarantors named therein and the Trustee, the Second Supplemental Indenture, dated as of June 8, 1999, among the Company, the Guarantors and the Trustee, and the Third Supplemental Indenture, dated as of March 23, 2000, among the Company, the Guarantors and the Trustee (together, the "Indenture"), and the Notes are outstanding on the date hereof;

           WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may amend certain provisions of the Indenture with the written consent of the Holders of at least a majority of the principal amount of the then outstanding Notes and execute a supplemental indenture to evidence such amendment;

           WHEREAS, pursuant to a Consent Solicitation Statement, dated November 2, 2001 and the accompanying form of consent letter, the Company solicited, and has received, consents from Holders representing at least a majority in aggregate principal amount of its outstanding Notes to the certain amendments to the Indenture described therein; and

           WHEREAS, it is provided in Section 9.4 of the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder.

           NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

           Capitalized terms not defined herein shall have the meanings given to such terms in the Indenture.

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SECTION 2. AMENDMENTS TO THE INDENTURE

           Section 2.1. AMENDMENT TO THE LIMITATION ON INCURRENCE OF INDEBTEDNESS COVENANT.

           Section 4.9(b)(i) of the Indenture is hereby amended in its entirety to read as follows:

                 "(i) Indebtedness under the Revolving Credit Facility and repayment obligations in respect of letters of credit, PROVIDED that the aggregate principal amount of such Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed $25.0 million (or, for the period from the date of the Fourth Supplemental Indenture to December 15, 2002, $27.0 million),"

           Section 2.2. AMENDMENT TO DEFINITION OF EVENTS OF DEFAULTS.

           Section 6.1 of the Indenture is hereby amended by adding the following immediately after the last sentence of Section 6.1:

                 "Notwithstanding anything contained herein to the contrary, neither the commencement of a voluntary case under the Bankruptcy Law by Sweet Factory Group, Inc., Sweet Factory, Inc., SF Candy Company and SF Properties, Inc., each a Delaware corporation and wholly owned subsidiary of the Company and a Guarantor of the Notes (collectively, the "Sweet Factory Entities"), nor the restriction on the Sweet Factory Entities' ability to pay dividends or make distributions, loans, advances or asset transfers in connection with such voluntary case, nor any actions taken by the Sweet Factory Entities in connection with such voluntary case that are not inconsistent with terms of the Indenture, shall violate, or constitute a Default or an Event of Default under, this Indenture."

SECTION 3. MISCELLANEOUS

           Section 3.1. GOVERNING LAW.

           THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED

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WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH SUPPLEMENTAL INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

           Section 3.2. CONTINUING AGREEMENT.

           Except as herein amended, all terms, provisions and conditions of the Indenture, all Exhibits thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

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           Section 3.3. CONFLICTS.

           In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Fourth Supplemental Indenture, then the terms and conditions of this Fourth Supplemental Indenture shall prevail.

           Section 3.4. COUNTERPART ORIGINALS.

           The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

           Section 3.5. HEADINGS, ETC..

           The Headings of the Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            [signature pages follow]

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                                   SIGNATURES

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fourth Supplemental Indenture as of the date first written above.

                                           ARCHIBALD CANDY
                                           CORPORATION


                                           By: /s/ Ted A. Shepherd
                                             ----------------------------------
                                             Name:  Ted A. Shepherd
                                             Title: President, Chief Operating
                                                    Officer
Attest:

/s/ Richard J. Anglin
----------------------------------
Name:  Richard J. Anglin
Title: Vice President - Chief Financial Officer


                                           SWEET FACTORY GROUP, INC.

                                           By: /s/ Ted A. Shepherd
                                             ----------------------------------
                                             Name:  Ted A. Shepherd
                                             Title: President, Chief Operating
                                                    Officer


Attest:

/s/ Richard J. Anglin
----------------------------------
Name:  Richard J. Anglin
Title: Vice President - Chief Financial Officer

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                                           SWEET FACTORY, INC.

                                           By: /s/ Ted A. Shepherd
                                             ----------------------------------
                                             Name:  Ted A. Shepherd
                                             Title: President, Chief Operating
                                                    Officer

Attest:

/s/ Richard J. Anglin
----------------------------------
Name:  Richard J. Anglin
Title: Vice President - Chief Financial Officer


                                           SF PROPERTIES, INC.

                                           By: /s/ Ted A. Shepherd
                                             ----------------------------------
                                             Name:  Ted A. Shepherd
                                             Title: President, Chief Operating
                                                    Officer

Attest:

/s/ Richard J. Anglin
------------------------------------
Name:  Richard J. Anglin
Title: Vice President - Chief Financial Officer

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                                           SF CANDY COMPANY

                                           By: /s/ Ted A. Shepherd
                                             ----------------------------------
                                             Name:  Ted A. Shepherd
                                             Title: President, Chief Operating
                                                    Officer

Attest:

/s/ Richard J. Anglin
----------------------------------
Name:  Richard J. Anglin
Title: Vice President - Chief Financial Officer


                                           ARCHIBALD CANDY (CANADA)
                                           CORPORATION

                                           By: /s/ Ted A. Shepherd
                                             ----------------------------------
                                             Name:  Ted A. Shepherd
                                             Title: President, Chief Operating
                                                    Officer

Attest:

/s/ Richard J. Anglin
----------------------------------
Name:  Richard J. Anglin
Title: Vice President - Chief Financial Officer


                                           THE BANK OF NEW YORK, as
                                           Trustee

                                           By: /s/ Robert D. Foltz
                                             ----------------------------------
                                             Name:  Robert D. Foltz
                                             Title: Agent

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